UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)  January 3, 2007
                                                   -----------------------------


                           NATURAL HEALTH TRENDS CORP.
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               (Exact name of Company as specified in its charter)


           Delaware                   0-26272                 59-2705336
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 (State or other jurisdiction       (Commission              IRS Employer
       of incorporation)            File Number)          Identification No.)


2050 Diplomat Drive                  Dallas, TX                  75234
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(Address of principal executive offices)                       (Zip Code)


Company's telephone number, including area code   (972) 241-4080
                                                --------------------------------


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

         On January 3, 2007, Natural Health Trends Corp. (the "Company") entered into a letter agreement (the "Agreement") with Gernot Senke pursuant to which Mr. Senke has agreed to serve as the Chief Operating Officer of the Company commencing on February 12, 2007 (the "Commencement Date"). The Company has agreed to pay Mr. Senke an annual base salary of $265,000 plus an annual bonus equal to 40% of his base salary if certain annual performance goals for the Company are achieved. In addition, the Company has agreed to pay for a temporary living allowance equal to $5,000 per month for up to three months, or until Mr. Senke relocates to the Dallas metropolitan area, whichever is sooner. Mr. Senke will also be reimbursed for expenses associated with relocating to the Dallas metropolitan area and the Company has guaranteed that he receive the Fair Value (as defined in the Agreement) with respect to the sale of his principal residence in New Jersey. The Company has also agreed to grant to Mr. Senke on the Commencement Date options to purchase 35,000 shares of the Company's common stock under the Company's 2007 Equity Incentive Plan at an exercise price equal to the closing price of the Company' s common stock on that date. The options will vest over a 3 year period and are scheduled to expire on February 11, 2012.

         Following Mr. Senke's relocation to the Dallas metropolitan area, he will be entitled to severance in the event that his employment is terminated by the Company without Cause (as defined in the Agreement) or in connection with a Change of Control (as defined in the Agreement). He is also entitled severance in the event that he terminates his employment for Good Reason (as defined in the Agreement). Mr. Senke shall receive as severance the continuation of his base salary for up to twelve (12) months for a termination without Cause or for Good Reason, and up to twenty four (24) months for a termination in connection with a Change of Control.

         In addition, the Company and Mr. Senke entered into a Non-Competition and Proprietary Rights Assignment Agreement dated January 3, 2007 pursuant to which Mr. Senke has agreed (i) to keep certain Company information confidential,
(ii) to assign the rights to certain work product to the Company, (iii) not to compete with the Company during the term of his employment and for six (6) months thereafter, and (iv) not to solicit Company customers or distributors during the term of his employment and for twelve (12) months thereafter.

         Mr. Senke, age 44, has been the Chief Financial Officer of Scoop Management , LLC, a women's apparel company based in New York City, since April 2005. From May 2004 to March 2005, Mr. Senke was a vice president and Chief Financial Officer with Diesel U.S.A., Inc., an apparel wholesaler. Previously, from 1997 to January 2004, Mr. Senke was a vice president of finance and operations and Chief Financial Officer of Wella Corporation, a beauty care company.

Item 9.01   Financial Statements and Exhibits

      (d)   Exhibits

            10.1 Employment Letter Agreement dated January 3, 2007 between the Company and Gernot Senke

            10.2 Non-Competition and Proprietary Rights Assignment Agreement dated January 3, 2007 between the Company and Gernot Senke

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATURAL HEALTH TRENDS CORP.
Date:  January 3, 2007

                                       By: /s/ STEPHANIE S. HAYANO
                                           -------------------------------------
                                           Name:   Stephanie S. Hayano
                                           Title:  President and Chief Executive
                                                   Officer

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

                                  EXHIBIT INDEX


Exhibit                             Description
-------     -----------------------------------------------------------------
10.1        Employment Letter Agreement dated January 3, 2007 between the
            Company and Gernot Senke

10.2 Non-Competition and Proprietary Rights Assignment Agreement dated January 3, 2007 between the Company and Gernot Senke




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